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                                                                   EXHIBIT 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Broadbase Software, Inc. of our report dated July 1, 1999, relating to the financial statements of Internet Business Advantages, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 25, 2000